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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 2 to Form SB-2-A4 of our report dated March 15, 2001, relating to the financial statements of Retractable Technologies, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "THE OFFERING-Summary Financial and Operating Data", and "Experts" and "Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
October 5, 2001